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                                                               EXHIBIT 10.15.2

                               AMENDMENT TO LEASE

1.       PARTIES.

         This Amendment dated as of May 28, 1996, is between Andover Mills Realty Limited Partnership ("Landlord") and PictureTel Corporation ("Tenant").

2.       RECITALS.

         2.1 Landlord and Tenant have entered into a Lease, dated February 10, 1994, as amended, for space at Brickstone Square in Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in the Amendment have the same meanings as those used in the Lease.

         2.2 Tenant wants to lease space on the fourth (4th) floor of the Building (the "New Space"), which is depicted in Exhibit "BBB" attached hereto and incorporated herein by this reference, and is agreed to contain 29,979 square feet of rentable area. To accomplish these and other matters, for Ten and NO/100 dollars ($10.00) and other good valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding in the Lease anything to the contrary:

3.       AMENDMENTS.

         3.1 "New Space Term" means the period starting on June 1, 1996, and ending on the earliest of: June 30, 1999; the termination of the Lease in accordance with its terms; or the termination of the Lease with respect to the New Space in accordance with the terms of this Amendment. Provided that all existing leases of any portion of the New Space have terminated and all existing tenants have vacated and surrendered possession of those areas, Tenant may have access to the New Space before the beginning of the "New Space Term" for the purpose of performing Tenant Improvements. Beginning as of the date of the first such entry by Tenant or its contractors or personnel, all of the terms of the Lease will apply with respect to the New Space and such entry and activities thereon, except for Tenant's obligation to pay base rent, Taxes and Operating Costs, which will begin as of the beginning of the New Space Term as described below.

                  During the New Space Term: Tenant will lease, and the Premises subject to the Lease will deemed to include, the New Space; the base rent payable for the New Space will be $7.50 per annum per square foot of agreed rentable area in the New Space (i.e., $224,842.50 per annum), payable monthly in the same manner and at the same times as the base rent for the rest of the Premises; and Tenant will pay 3.19% of Taxes and Operating Costs (and its pro rata share of Building Operating Costs based on the rentable area of the New Space per Section 7.3 of the Lease) allocable to the New Space Term without any reference to or credit or


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                  deduction for "Base Year Taxes" or "Base Year Operating
                  Costs," in addition to its share of Taxes and Operating Costs for the rest of the Premises.

         3.2 Provided Tenant is not then in default (and has not committed acts or omissions which with the giving of notice or the passage to time would constitute a default), Tenant may terminate the Lease with respect to the New Space effective as of September 1, 1997, or October 1, 1997, or November 1, 1997, in each case on at least four (4) months' prior written notice to Landlord.

         3.3 On or before the termination date of the Lease with respect to the New Space, Tenant will vacate and surrender the New Space, remove all of its personal property, repair any damage caused by Tenant to the New Space and return the New Space to a condition at least as good as the condition it was in as of the date hereof.

         3.4 Except as specifically set forth in this Section 3.4, Landlord will not be required to pay for or perform any work to or for the benefit of the New Space, and any required work and any certificates of occupancy or other approval required for occupancy of the New Space (if any) shall be Tenant's sole responsibility and cost, and Tenant will indemnify, defend and hold Landlord and its Affiliates harmless from all costs, claims, liabilities and obligations (including, without limitation, attorney's fees and costs) in connections with obtaining or failing to obtain such certificates or other approvals and for any acts or omissions by Tenant or its contractors or subcontractors in connection with such work. Within thirty (30) days after Tenant takes occupancy of the New Space and pays its first month's rent for the New Space, Landlord will pay to Tenant $29,979 as a tenant allowance for work to be performed by Tenant in and for the New Space.

         3.5 The parties confirm that the Amendment between Tenant and Landlord as of October 19, 1995, pursuant to which Tenant now leases a portion of the New Space, was extended through May 31, 1996, when it will expire and be completely superseded by this Amendment.

4.       NO OTHER CHANGES.

         The Lease is in full force and effect, and except as set forth above the Lease remains unchanged.


IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

                                          PICTURETEL CORPORATION

WITNESS: _____________________________        By: ______________________________
         Name Printed: Norman E. Gaut             Name: Lawrence M. Bornstein



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                                                  Title: Vice President
                                                  Authorized Signatory


                                          ANDOVER MILLS REALTY LIMITED
                                          PARTNERSHIP, a Massachusetts
                                          limited partnership

WITNESS: _____________________________        By: Niuna-Andover, Inc.,
         Name Printed: Carolyn Grover             a general partner

                                              By: ______________________________
                                                  Name: Martin Spagat
                                                  Title: Vice President
                                                  Authorized Signatory




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